EXHIBIT 10.14

[LETTERHEAD OF SEARS HOLDINGS CORPORATION]

August 15, 2016

Robert A. Riecker
Vice President, Controller and Chief Accounting Officer

Dear Rob,

In recognition of your past and future contributions to the Company, and as a critical member of the Finance Business Unit, subject to the approval of the Compensation Committee (“Compensation Committee”) of SHC’s Board of Directors, we are pleased to provide you with the following changes to your compensation. Effective June 1, 2016, the key elements to your compensation will be:

•	Annual base salary will increase to $500,000;

•	Annual incentive opportunity under SHC’s Annual Incentive Plan will increase to 75% of your base salary;

•	Participation under SHC’s Long Term Incentive Program will increase to 100% of your base salary.
To acknowledge and accept these changes, please sign and date below and return this letter to your manager.

Accepted:

/s/ Robert A. Riecker	8/7/2016
Robert A. Riecker	Date

Business Unit Leader:

/s/ Robert A. Schriesheim	8/17/2016
Robert A. Schriesheim	Date